UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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RAE Systems Inc.

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April 9, 2009

Dear Stockholder:

The 2009 Annual Meeting of Stockholders of RAE Systems Inc. will be held on Wednesday, May 20, 2009, at 9:00 a.m. Pacific Time, at the Santa Clara Hilton, 4949 Great America Parkway, Santa Clara, California.

Only stockholders who owned stock at the close of business on March 23, 2009, can vote at this meeting or any adjournments that may take place. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2008 Annual Report on Form 10-K, which includes audited financial statements and certain other information.

Our Board of Directors recommends that you vote in favor of the proposals outlined in the attached Proxy Statement.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of RAE Systems by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

We look forward to seeing you at the meeting.

Sincerely yours,

Robert I. Chen
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 20, 2009

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of RAE Systems Inc., a Delaware corporation, will be held on Wednesday, May 20, 2009 at 9:00 a.m. Pacific Daylight Savings time, at the Santa Clara Hilton, 4949 Great America Parkway, Santa Clara, California, for the following purposes:

1. To elect three Class I directors to hold office for a three-year term and until their respective successors are elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3. To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 23, 2009, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at RAE Systems Inc., 3775 North First Street, San Jose, CA 95134.

By order of the Board of Directors,

David Achterkirchen
Corporate Secretary

San Jose, California
April 9, 2009

IMPORTANT:

Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of RAE Systems Inc., a Delaware corporation, for use at its Annual Meeting of Stockholders to be held on May 20, 2009, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy solicitation materials are being mailed to stockholders on or about April 9, 2009.

SOLICITATION AND VOTING

Voting Securities.  Only stockholders of record as of the close of business on March 23, 2009 will be entitled to vote at the meeting and any adjournment thereof. As of that date, we had 59,350,164 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of Stockholders. Each stockholder of record, as of that date, is entitled to one vote for each share of common stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.  A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of independent auditors. Non-routine matters include amendments to stock plans.

Solicitation of Proxies.  We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation to them.

Voting of Proxies.  All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of RAE Systems a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified Board of Directors consisting of three Class I directors, two Class II directors, and two Class III directors, who will serve until the Annual Meetings of Stockholders to be held in 2009, 2010 and 2011, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

The terms of the Class I directors will expire on the date of the upcoming Annual Meeting of Stockholders. Accordingly, three persons are to be elected to serve as Class I directors of the Board of Directors at the meeting. Management’s nominees for election by the stockholders to those three positions are three current Class I members of the Board of Directors, Peter C. Hsi, James W. Power, and new director Susan Wang, who replaced A. Marvin Strait on the Board of Directors in March 2009 (A. Marvin Strait resigned from the Board of Directors effective

March 16, 2009 and is accordingly not standing for reelection). If elected, the nominees will serve as directors until our Annual Meeting of Stockholders in 2012 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

Vote Required and Board of Directors Recommendations

If a quorum is present and voting, the three nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes have no effect on the vote.

The Board of Directors recommends a vote “FOR” the nominees named above.

The following table sets forth, for our current directors, including the Class I nominees to be elected at this meeting, information with respect to their ages and background:

			Director
Name	Position with RAE Systems	Age	Since(1)

Class I directors nominated for election at the 2009 Annual Meeting of Stockholders:
Peter C. Hsi	Chief Technology Officer and Director	59	1991
James W. Power	Director	79	2006
Susan Wang	Director	58	2009	(2)
Class II directors whose terms expire at the 2010 Annual Meeting of Stockholders:
Lyle D. Feisel	Director	73	2001
Keh-Shew Lu	Director	62	2009	(3)
Class III directors whose terms expire at the 2011 Annual Meeting of Stockholders:
Robert I. Chen	President, Chief Executive Officer and Chairman	61	1991
Sigrun Hjelmquist	Director	53	2004

(1)	Years noted includes board service prior to the April 2002 reverse merger between RAE Systems Inc., a California corporation, and Nettaxi.com.

(2)	Ms. Wang was appointed to the Board of Directors in March 2009 to replace A. Marvin Strait, who resigned from the Board, also in March 2009.

(3)	Dr. Lu was appointed to the Board of Directors in March 2009 to replace Neil Flanzraich, who resigned from the Board, also in March 2009.

Robert I. Chen co-founded RAE Systems in 1991 and has served as President and Chief Executive Officer, and as Chairman and a member of our Board of Directors, since our inception. From 1981 to 1990, Mr. Chen served as President and Chief Executive Officer of Applied Optoelectronic Technology Corporation, a manufacturer of computer-aided test systems, a company he founded and subsequently sold to Hewlett-Packard. Mr. Chen currently serves on the Board of Directors for the Shanghai Ericsson Simtek Electronics Company, Limited, a telecommunications and electronics company. Mr. Chen received a B.S.E.E. from Taiwan National Cheng Kung University, an M.S.E.E. from South Dakota School of Mines and Technology, an advanced engineering degree from Syracuse University and graduated from the Harvard Owner/President program.

Sigrun Hjelmquist has served as a member of our Board of Directors since March 2004 and is currently a partner and chairman of the Board of Directors for the Sight Executive Group. From 2000 to 2005, Ms. Hjelmquist was investment manager and one of the founding partners of BrainHeart Capital, a venture capital company. From 1998 to 2000, Ms. Hjelmquist was President of Ericsson Components AB, and from 1994 to 1997, General Manager of the Microelectronics Business Unit at Ericsson Components AB. Ms. Hjelmquist currently serves on the Board of Directors of Svenska Handelsbanken AB, EON Sveige AB, Audiodev A, Micronic Laser Systems AB, Seamless Distribution AB, Symsoft AB, Silex AB, and Atea ASA. Ms. Hjelmquist received an M.S. in Engineering Physics and a Licentiate of Engineering in Applied Physics from the Royal Institute of Technology in Stockholm, Sweden.

Dr. Peter C. Hsi co-founded RAE Systems in 1991 and has served as our Chief Technology Officer, and as a member of the Board of Directors, since our inception. Prior to co-founding RAE Systems, Dr. Hsi worked at Applied Optoelectronic Technology Corporation as the Chief Architect for semiconductor test systems. He was also the General Manager for Shanghai Simax Technology Co. Ltd. Dr. Hsi has filed 21 patent applications, of which 11 have been granted and 10 are pending. Dr. Hsi received a B.S.E.E. from the National Chiao-Tung University, and a M.S. and Ph.D. in Electrical Engineering from Syracuse University.

James W. Power has served as a member of our Board of Directors since May 2006, and is currently the principal partner in J.W. Power & Associates, a security systems development and marketing consultant group, which he founded in 1992. Mr. Power is currently chairman of the Board of Directors at MDI, Inc., a security controls systems company, and has served in such capacity since June 2004. Since December 2005, Mr. Power has also been a member of the Board of Directors of Henry Bros. Electronics, Inc., a security systems sales and integration company. From 1994 to 2003, Mr. Power served as the chairman of the Board of Directors for InfoGraphic Systems Corp., a security systems development, manufacturer and sales company.

Dr. Lyle D. Feisel has served as a member of our Board of Directors since March 2001. Currently, Dr. Feisel is a private investor and educational consultant. In 2001, he retired as the Dean of the Thomas J. Watson School of Engineering and Applied Science and Professor of Electrical Engineering at the State University of New York (SUNY) at Binghamton. Dr. Feisel joined the faculty of SUNY Binghamton in 1983. Dr. Feisel is a Life Fellow of the Institute of Electrical and Electronics Engineers and of the American Society for Engineering Education, and is a fellow of the National Society of Professional Engineers. He is active in the affairs of those organizations and in the development and accreditation of engineering education worldwide. Dr. Feisel received his B.S., M.S., and Ph.D. degrees in Electrical Engineering from Iowa State University.

Susan Wang has served as a member of our Board of Directors since March 2009. Ms. Wang retired from Solectron Corporation in 2002 from her position as Executive Vice President, Corporate Development and Chief Financial Officer. From 2003 to 2008, she served as a director and Chairperson of the Audit Committee and a member of the Executive Committee of Calpine Corporation. She is currently a director and Chairperson of the Audit Committee of Avanex Corporation, Altera Corporation, and Nektar Therapeutics. She also is a member of the Compensation Committee of Avanex Corporation. Ms. Wang is a CPA and holds a Bachelor of Arts degree in Accounting from the University of Texas and an MBA in Finance from the University of Connecticut.

Dr. Keh-Shew Lu has served as President and Chief Executive Officer of Diodes Incorporated since June 2005 after serving on its Board of Directors since 2001. Dr. Lu is also a board member of Lite-On Technology Corporation, a publicly held company in Taiwan, as well as LedEngin, Inc., Lorentz Solution, Inc. and Nuvoton Technology Corporation, three privately held companies. Dr. Lu is the founding Chairman of the Asia American Citizen’s Council, the Vice Chairman of the governing board of the Plano Chinese Alliance Church, a board member of the Texas Tech foundation, and a board member of the Advisory Board to the Southern Methodist University’s Asian Studies Program. From 2001 to 2005, Dr. Lu was a partner of the WK Technology Venture Fund. From 1998 to 2001, Dr. Lu served as Senior Vice President of TI and General Manager of Worldwide Mixed-Signal and Logic Products. His responsibilities included all aspects of the analog, mixed-signal and logic products for TI worldwide business, including design, process and product development, manufacturing and marketing. From 1996 to 1998, Dr. Lu was the manager of TI’s worldwide memory business. In addition, he served as the President of TI Asia from 1994 to 1997 where he supervised all of TI activities in Asia, excluding Japan. Dr. Lu holds a Bachelor’s degree in engineering from the National Cheng Kung University in Taiwan, and a Master’s degree and a Doctorate in electrical engineering from Texas Tech University.

Director Independence

The Board of Directors has determined that, other than Robert I. Chen and Dr. Peter C. Hsi, each of the members of the Board is an independent director for purposes of the NYSE Amex listing standards.

Lead Director and Executive Sessions

During 2008, non-management directors met four times in executive session without management present. As Lead Director, Neil W. Flanzraich (who resigned from the Board in March 2009) presided over the executive sessions of non-management directors. As Lead Director, Mr. Flanzraich’s responsibilities included:

•	Chair executive sessions of the independent directors;

•	Serve as liaison between the chairman and the independent directors, including, communicating to the chairman, as appropriate, the results of executive sessions of the independent directors;

•	Ensure that independent directors have adequate opportunities to meet without management present, including authority to call meetings of the independent directors;

•	Serve as designated contact for communication to independent directors, as required by Securities and Exchange Commission and NYSE listing standards, including being available for consultation and direct communication with major stockholders;

•	Approve the agenda and information sent in connection with Board of Directors meetings and ensure that the other independent directors also have an opportunity to provide input on the agenda;

•	Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and

•	Chair Board of Directors meetings if the chairman of the Board of Directors is unable to attend.

Committees and Meeting Attendance

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.raesystems.com. The Board of Directors held four meetings during the fiscal year ended December 31, 2008. Each of the standing committees of the Board of Directors held the number of meetings indicated below. During the last fiscal year, each of our directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the board on which he or she served.

The following table sets forth the three standing committees of the Board, the members of each committee during the last fiscal year, and the number of meetings held by each committee:

Nominating
and
Name of Director	Audit	Compensation	Governance

Robert I. Chen(1)	—	—	—
Peter C. Hsi(1)	—	—	—
Lyle D. Feisel	Member	—	Member
Neil W. Flanzraich	—	Member	Chair
Sigrun Hjelmquist	—	Member	Member
James W. Power	Member	Chair	Member
A. Marvin Strait	Chair	Member	—
Number of Meetings:	20	6	None	(2)

(1)	Messrs. Robert I. Chen and Peter C. Hsi are officers of the Company and not independent.

(2)	The Nominating and Governance Committee did not meet during 2008. The slate of nominees for director at the 2009 Annual Meeting was approved by a Unanimous Written Consent of the Board of Directors.

Attendance at the Stockholders Meeting

The Company makes every effort to schedule its Annual Meeting of Stockholders at a time and date to maximize attendance by directors, taking into account the directors’ schedules. All directors are expected to make every effort to attend the Company’s Annual Meeting of Stockholders. Three of our directors attended our last Annual Meeting of Stockholders, which was held on June 18, 2008.

Audit Committee

During 2008, the members of the Audit Committee were Messrs. Feisel, Power, and Strait (Chair). The Board of Directors has determined that each of these members of the Audit Committee is “independent,” as such term is defined under the applicable NYSE Amex listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”) as they apply to audit committee members. The Board of Directors has also determined that each member of the Audit Committee is financially literate, and that Mr. Strait is a “financial expert,” as such term is defined by the applicable regulations of the SEC.

The functions of the Audit Committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions.

The Audit Committee held 20 meetings during the fiscal year ended December 31, 2008. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2, which pertains to the ratification of the independent accounting firm for the fiscal year ending December 31, 2009.

Compensation Committee

During 2008, the members of the Compensation Committee were Messrs. Flanzraich, Power (Chair), Strait, and Ms. Hjelmquist. Each of the members of the Compensation Committee is independent for purposes of the NYSE Amex listing standards.

The functions of the Compensation Committee include reviewing and fixing the compensation of our executive officers, including our Chief Executive Officer, reviewing director compensation, approving equity grants under the Company’s 2007 Equity Incentive Plan to eligible employees, and preparing any report required under SEC rules. More specifically, the Compensation Committee’s responsibilities include: overseeing the Company’s general compensation structure, policies and programs; assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees; making recommendations to the Board of Directors with respect to, and administering, the Company’s incentive compensation and equity-based compensation plans, including the Company’s stock option plans; reviewing and approving compensation procedures for the Company’s executive officers; recommending to the independent directors for approval the compensation of the Chief Executive Officer based on relevant corporate goals and objectives and the Board of Directors’ performance evaluation of the Chief Executive Officer; reviewing and recommending to the Board of Directors for approval the compensation of executive officers other than the Chief Executive Officer; reviewing and recommending to the Board of Directors employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; and reviewing the compensation of directors for service on the Board of Directors and its committees and recommending changes in compensation to the Board of Directors. The Compensation Committee Charter does not provide for any delegation of these Compensation Committee duties. Regarding most compensation matters, including executive and director compensation, Company management provides recommendations to the Compensation Committee.

The Compensation Committee held six meetings during the last fiscal year. The report of the Compensation Committee is included in this Proxy Statement on page 19.

Nominating and Governance Committee

The members of the Nominating and Governance Committee during 2008 were Messrs. Feisel, Flanzraich (Chair), and Power and Ms. Hjelmquist.

The Board of Directors has determined that each current member of the Nominating and Governance Committee is “independent,” as such term is defined under the applicable NYSE Amex listing standards and the rules and regulations of the SEC. The functions of the Nominating and Governance Committee include identifying individuals qualified to become members of the Board of Directors; selecting or recommending to the Board of Directors director nominees for each election of directors; developing and recommending to the Board of Directors criteria for selecting qualified director candidates; considering committee member qualifications, appointment, and removal; and, if requested by the Board of Directors, providing oversight in the evaluation of the Board of Directors and each committee.

When considering the nomination of directors for election at an Annual Meeting of Stockholders, the Nominating and Governance Committee will review annually the results of an evaluation performed by the Board of Directors and each committee, and the needs of the Board of Directors for various skills, background, experience, expected contributions, and the qualification standards established from time to time by the Nominating and Governance Committee. When reviewing potential nominees for election as director, including incumbents whose term is expiring, the Nominating and Governance Committee will consider the perceived needs of the Board of Directors, the candidate’s relevant background, experience and skills, such as an understanding of manufacturing, technology, finance and marketing, international background, and expected contribution to the Board of Directors as well as the following factors:

•	the appropriate size of the Company’s Board of Directors and its committees;

•	the perceived needs of the Board of Directors for particular skills, background, and business experience;

•	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board of Directors;

•	nominees’ independence from management;

•	nominees’ experience with accounting rules and practices;

•	nominees’ background with regard to executive compensation;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a diversity of experience at policy-making levels in business, government, education, and technology, and in areas that are relevant to the Company’s global activities. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Nominating and Governance Committee to perform all Board of Directors and committee responsibilities. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Members of the Board of Directors are expected to rigorously prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating and Governance Committee believes that it is preferable that at least one member of the Board of Directors meet the criteria for an Audit Committee “financial expert” as defined by SEC rules. Under applicable NYSE listing requirements, at least a majority of the members of the Board of Directors must meet the definition of “independent director” set forth in such listing requirements. The Nominating and Governance Committee also believes it appropriate for one or more key members of the Company’s management to participate as members of the Board of Directors.

The Nominating and Governance Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating and Governance Committee will engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

The Nominating and Governance Committee will also consider candidates for directors recommended by a stockholder, provided that such recommendation (i) is sent in writing to the Corporate Secretary, RAE Systems Inc., 3775 North First Street, San Jose, CA 95134, at least 120 days prior to the anniversary of the date of the Proxy Statement that was mailed to stockholders in connection with the prior year’s Annual Meeting of Stockholders and (ii) contains the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his or her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

The Nominating and Governance Committee will evaluate any candidates recommended by stockholders pursuant to the above procedures against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholders may also nominate directors for election at an annual meeting, provided the advance notice requirements set forth in the Company’s Bylaws have been met.

Communications with Directors

Stockholders and other interested parties may communicate with any and all members of the Board of Directors, by mail addressed to the intended recipient c/o Corporate Secretary, RAE Systems Inc., 3775 North First Street San Jose, CA 95134 or by email to CorporateSecretary@raesystems.com. The Corporate Secretary will maintain a log of such communications and transmit them promptly to the identified recipient, unless there are safety or security concerns that militate against further transmission. The intended recipient shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Code of Business Conduct and Ethics

The Board of Directors has adopted a code of business conduct and ethics that applies to all RAE Systems employees, including employees of RAE Systems’ subsidiaries, and each member of the Company’s Board of Directors. The code of business conduct and ethics is available at the Company’s website at http://www.raesystems.com. We intend to disclose future amendments to the code of business conduct and ethics on our website and any waivers thereof for executive officers and directors within four days of such action in a Form 8-K filed with the SEC.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of RAE Systems. During fiscal 2008, no member of the Compensation Committee had any relationship with RAE Systems requiring disclosure under Item 404 of Regulation S-K. During fiscal 2008, none of RAE Systems’ executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or Board of Directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has approved the engagement of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2009. Deloitte has acted in such capacity since its appointment in fiscal 2007. On June 4, 2007, the Company dismissed BDO Seidman, LLP (“BDO”), on the recommendation of the Audit Committee, as its independent registered public accounting firm. The reports of Deloitte on the financial statements of the Company for the fiscal years ended December 31, 2007 and December 31, 2008 did not contain an adverse opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2007 and December 31, 2008, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their report. During Company’s two most recent fiscal years, the Company has had no reportable events under Item 304(a)(1)(v) of Regulation S-K.

The Company furnished BDO with the disclosures contained in Item 4.01 of Form 8-K filed on June 7, 2007, and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in said Item 4.01. A copy of BDO’s letter dated June 6, 2007 is included as Exhibit 16 to that Form 8-K.

A representative of Deloitte is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to the Company for professional audit services rendered by BDO, the Company’s former independent registered public accounting firm, for the period from January 1, 2007 through June 14, 2007, at which time we changed auditors, and by Deloitte for the period from June 15, 2007, through December 31, 2008:

	2008	2007

Audit Fees(1)	$1,524,000	$1,351,000
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$65,000
All Other Fees(4)	$270,000	$82,000

	$1,794,000	$1,498,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, audit of management’s annual assessment of the effectiveness of the Company’s internal control over financial reporting, audit of controls over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions, and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported here.

The Audit Committee has considered the role of Deloitte in providing certain tax services and other non-audit services to RAE Systems and has concluded that such services are compatible with Deloitte’s independence as our registered public accounting firm. In addition, since the effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, the Audit Committee has and will continue to pre-approve all audit and permissible non-audit services provided by the independent auditors.

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it may pre-approve any service consistent with applicable law, rules and regulations. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members, including the Committee chair. A member to whom pre-approval authority has been delegated must report his or her pre-approval decisions, if any, to the Audit Committee at its next meeting, and any such pre-approvals must specify clearly in writing the services and fees approved. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.

In fiscal 2008 and 2007, all audit, audit related, tax, and all other fees were pre-approved by the Audit Committee. Under the SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company’s principal accountant for all services rendered after May 6, 2003. We are in compliance with these SEC rules.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting, as well as the presence of a quorum. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors believes that the ratification of the engagement of Deloitte is in the best interests of the Company and our stockholders. Therefore, the Board of Directors unanimously recommends a vote “FOR” the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Deloitte is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director,” as such term is defined by applicable SEC rules and regulations and the NYSE listing standards. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee has discussed and reviewed with the independent registered public accounting firm all matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 as amended (Communication with Audit Committees). The committee has met with Deloitte, with and without management present, to discuss the overall scope of Deloitte’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of its financial reporting. The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

As of December 31, 2006, management identified and disclosed a material weakness in the Company’s internal control over financial reporting relating to assurance that information from its China subsidiaries had been properly adjusted to U.S. GAAP for inclusion in its annual or interim financial statements. As a consequence, beginning with the first quarter of 2007, management of the Company initiated steps to implement a number of compensating controls and remediation measures to improve the level of assurance to ensure information from its China subsidiaries has been properly adjusted to U.S. GAAP. These controls include:

•	Implemented in China, U.S. GAAP accounting policies for depreciation, inventory reserves and balance sheet classification that are consistent with the Company’s U.S. accounting policy.

•	Provided the Company’s China accounting staff with extended training on the proper implementation of U.S. GAAP accounting policies for depreciation on property and equipment as well as inventory and balance sheet classification of assets and liabilities.

•	Implemented specific accounting procedures and templates for calculating and reporting depreciation, reserves and balance sheet classifications.

•	The corporate controller and chief financial officer conducted extensive quarterly reviews of financial records of the Company’s China operations.

As of December 31, 2007, the Audit Committee believed that the previously identified material weakness in the Company’s internal control over financial reporting had been remediated.

As of December 31, 2008, management identified no material weaknesses in the Company’s internal control over financial reporting.

During fiscal year 2008, the Company’s internal audit department identified certain payments and gifts made by certain personnel in our China operations that may have violated the Foreign Corrupt Practices Act (“FCPA”). Following this discovery, the Audit Committee initiated an independent investigation. The Company made a voluntary disclosure to the Department of Justice (“DOJ”) and the Securities and Exchange Commission (“SEC”) regarding the results of this investigation. The Company has also implemented additional policies and controls with respect to compliance with the FCPA. The FCPA and related statutes and regulations provide for potential monetary penalties, criminal sanctions and in some cases debarment from doing business with the U.S. federal government in connection with FCPA violations. As of the date hereof, the Company is cooperating fully with the DOJ and the SEC in connection with their review of the matter and is seeking to achieve a negotiated resolution of all matters pertaining to the transactions in question.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

AUDIT COMMITTEE

Lyle D. Feisel
James W. Power
A. Marvin Strait

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of Compensation Committee

Our executive compensation program is administered by the Compensation Committee of the Board of Directors.

Under the terms of its Charter, the Compensation Committee is responsible for recommending to the Board of Directors the type and level of compensation granted to our executive officers. In fulfilling its role, the Compensation Committee (i) grants stock options pursuant to our stock option plans, (ii) recommends to the Board of Directors the compensation for our executives officers and other employees, including annual salary, bonus and stock options, and (iii) reviews, on a periodic basis, the operation and administration of our executive compensation programs.

The Compensation Committee may retain a compensation consultant to assist the Compensation Committee in fulfilling its role. In November 2006, the Compensation Committee commissioned Mercer Human Resource Consulting to complete an assessment of our named executive officer (“NEO”) compensation packages. A presentation was made to the Compensation Committee for informational purposes. In addition, the Compensation Committee may obtain the advice and assistance from internal or external legal, accounting or other advisors, as necessary.

Compensation Philosophy and Programs

Our overall compensation philosophy is to provide an executive compensation package that enables us to attract, retain and motivate executive officers to achieve the Company’s short-term and long-term business goals. Consistent with this philosophy, the following goals provide a framework for our executive compensation program:

•	pay competitively to attract, retain and motivate executives who must operate in a high demand environment;

•	relate total compensation for each executive to overall Company performance as well as individual performance;

•	the mix of total compensation elements will reflect competitive market requirements and strategic business needs;

•	a significant portion of each executive’s compensation should be at risk, the degree of which will positively correlate to the level of the executive’s responsibility; and

•	the interests of our executives will be aligned with those of our stockholders.

In order to achieve the above goals, our total compensation package generally includes cash compensation in the form of base salary, non-equity incentives, as well as long-term compensation in the form of stock option grants. We believe that appropriately balancing the total compensation package and ensuring the viability of each component of the package is necessary in order to provide market-competitive compensation. We believe the Company’s compensation programs are a significant determinant of our competitiveness. Accordingly, we focus on ensuring that the balance of the various components of our compensation program is optimized to motivate employees to improve our results on a cost-effective basis.

Compensation Elements

Cash Compensation

Base Salary

Base salary is primarily determined by competitive pay and individual job performance. Base salaries for our NEOs are reviewed annually or more frequently should there be significant changes in responsibilities. In each case, we take into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices.

Non-Equity Incentives

Management Incentive Plan

We have a non-equity incentive plan called the RAE Systems Inc. Management Incentive Plan (the “MIP”), which is designed to reward employees for achieving stretch financial and operating goals that we believe are important to the success of the Company and align executive compensation with the interests of our shareholders. The goal of our MIP is to reward, retain, and provide a clear focus on the factors we believe are important to the near and long-term success of the Company. Management proposes non-equity incentives according to each participating NEO’s position and obtains the Compensation Committee’s approval on non-equity incentive targets for each eligible participant as a percentage of base salary.

Of the NEOs, the Chief Executive Officer and the Chief Financial Officer participated in the MIP in 2008. The three remaining NEOs — the Vice President, Asia-Pacific & Europe, Middle East and Africa (“EMEA”) Business Operations; Vice President of Americas Sales and Marketing; and Vice President China Business Operations — participated in the Sales Incentive Plan described below.

For 2008, awards under the MIP included a payout formula based upon the achievement of goals set by the Compensation Committee:

•	the Company’s fully diluted EPS (50%);

•	the Company’s revenue (25%); and

•	individual goals (25%).

The EPS, revenue, and individual goals were then used to calculate the size of the non-equity incentive payments to each participating NEO. Award targets generally are set to provide that the incentive pool will not be funded if specified thresholds are not met. In addition, the incentive pool is capped at a maximum of 200% of the base salary of each participating NEO. The non-equity incentives paid to the participating NEOs will not exceed the size of the incentive pool calculated according to the 2008 award targets under the MIP approved by the Compensation Committee.

The non-equity incentive targets for the participating NEOs during 2008 were as follows:

•	40% of base salary for the Chief Executive Officer; and

•	30% for the Chief Financial Officer.

Each year, the Compensation Committee reviews the non-equity incentive plan parameters to ensure that the design and payment structure falls in line with our compensation philosophy and is competitive. Pending this review, neither the non-equity incentive targets nor the target goals for the participating NEOs have been changed from the 2008 parameters.

Sales Incentive Plan

The Compensation Committee established the RAE Systems Inc. Sales Incentive Plan (the “SIP”) in 2008, in which the only participants are our three remaining NEOs, the Vice Presidents (“Area Vice Presidents”) of our three geographic business units — Asia-Pacific & EMEA; the Americas; and China. The Compensation Committee believed that since the Chief Executive Officer and the Chief Financial Officer have responsibility for our entire operations, it was appropriate that their non-equity incentive awards be based on the achievement of overall company financial goals, as provided by the MIP. In contrast, since the Vice Presidents of the three geographical business units have responsibility only for their specific area(s), the Compensation Committee believed that each Vice President’s non-equity incentive compensation should be based on the financial results of his geographic area(s) of responsibility only.

For 2008, a portion of the awards under the SIP to each participant were based on a formula that included, for each participant, achievement of the specified financial goals for his geographic area: quarterly and annual revenues, quarterly gross margins, and quarterly sales and marketing expenses. The remainder of each award was based on the achievement of individual goals. The financial and individual goals were then used to calculate the size of the non-equity incentive payments to each participating NEO. Award targets generally are set to provide that no award will be made for a financial goal if specified thresholds are not met. In addition, the incentive pool is capped at a maximum of 200% of the base salary of each participating NEO. The non-equity incentives paid to the participating NEOs will not exceed the size of the incentive pool calculated according to the 2008 award targets under the SIP approved by the Compensation Committee. The non-equity incentive targets for the participating NEOs for 2009 follow the same formula as in 2008, but the target numbers have been adjusted to reflect 2009’s budget targets.

Long-Term Compensation

Stock Options

Based on our compensation philosophy, a substantial portion of compensation rewards long-term performance of the Company and is intended to promote executive retention. The long-term element of our executive compensation is delivered to our executives through stock options granted upon their initial hire and through ongoing grants. Similar to base salary increases, option grants may also be awarded to address promotions and significant changes in responsibility. Although the expense of stock options affects our financial results negatively, it is a major element of the overall compensation strategy which is specifically focused on creating long-term value for our shareholders. Our stock option awards are generally “time and service based,” which we believe provides an incentive for continued employment. Stock options granted generally vest over a period of four years and expire ten years from the date of the grant. We believe the four year vesting and ten year contract period provides a reasonable time frame to align the executive officer benefit with the appreciation of our Company’s stock price, while managing potential dilution effectively.

Other Benefits

Our NEOs are eligible to participate in all our employment benefit plans, such as our stock option and healthcare plans, in each case on the same basis as other employees. Except in limited circumstances, it is our policy not to provide any special perquisites or benefits to our NEOs.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2008, by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly-compensated executive officers.

2008 SUMMARY COMPENSATION TABLE

				Non-
				Equity
				Incentive
			Option	Plan	All Other
Name and Principal		Salary	Awards	Compensation	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)

Robert I. Chen	2008	329,538	229,460	48,384	25,754	633,136
President and Chief Executive	2007	280,000	—	62,799	19,319	362,118
Officer	2006	280,000	—	51,437	17,940	349,377
Randall Gausman	2008	242,701	121,875	29,160	4,153	397,889
Vice President and	2007	225,030	165,281	29,160	5,440	424,911
Chief Financial Officer	2006	30,293	22,845	—	318	53,456
Chris Hameister	2008	195,648	40,625	140,396	65,769	442,438
Vice President, Asia-Pacific &	2007	195,262	114,359	97,772	82,242	489,635
EMEA Business Operations	2006	186,862	73,888	34,000	24,274	319,024
Ryan Watson	2008	138,577	81,250	118,332	2,324	340,483
Vice President of Americas	2007	116,500	—	89,816	2,018	208,334
Sales and Marketing	2006	82,543	19,810	48,374	2,033	152,760
Fei Shen	2008	159,010	40,625	55,385	8,764	263,784
Vice President	2007	182,720	81,548	26,962	31,301	322,531
China Business Operations	2006	147,959	43,646	8,792	55,444	255,841

(1)	Includes amounts (if any) deferred at the NEO’s option under the company’s 401(k) plan.

(2)	Valuations based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123(R). The assumptions used with respect to the valuation of option grants are set forth in “RAE Systems Inc. Consolidated Financial Statements — Notes to Financial Statements — Note 10 — Valuation Assumptions.”

(3)	Performance-based bonuses are generally paid under our Management Incentive Plan for the CEO and CFO and the Sales Incentive Plan for the Area Vice Presidents, and are reported as Non-Equity Incentive Plan Compensation.

(4)	All Other Compensation is itemized in the following table:

All Other Compensation

					Payments
				Taxable	Associated
				Amount of	with
		Company		Group	Living &
		Match	Automobile	Term Life	Working
Name and Principal Position	Year	401(k)($)	Allowance ($)	Insurance ($)	Abroad ($)	Total ($)

Robert I. Chen	2008	3,750	18,440	3,564	—	25,754
President and Chief Executive Officer	2007	3,750	11,868	3,701	—	19,319
	2006	3,750	11,868	2,322	—	17,940
Randall Gausman	2008	1,910	—	2,243	—	4,153
Vice President and	2007	3,376	—	2,064	—	5,440
Chief Financial Officer	2006	—	—	318	—	318
Chris Hameister	2008	—	—	—	65,769	65,769
Vice President, Asia-Pacific &	2007	—	—	—	82,242	82,242
EMEA Business Operations	2006	—	—	—	24,274	24,274
Ryan Watson	2008	2,079	—	245	—	2,324
Vice President of Americas	2007	1,824	—	194	—	2,018
Sales and Marketing	2006	1,921	—	112	—	2,033
Fei Shen	2008	1,560	—	483	6,721	8,764
Vice President	2007	1,577	—	470	29,254	31,301
China Business Operations	2006	2,087	—	282	53,075	55,444

2008 Stock Option Grants

The following table sets forth certain information with respect to option awards granted during the fiscal year ended December 31, 2008 to our named executive officers:

2008 GRANTS OF STOCK OPTIONS

		Option	Exercise	Grant
		Awards:	or Base	Date Fair
		Number of	Price of	Value of
		Securities	Option	Stock
		Underlying	Awards	Option
Name	Grant Date	Options (#)	($)	Awards ($)(*)

Robert I. Chen	4/11/2008	200,000	1.87	229,460
President and Chief Executive Officer
Randall Gausman	5/8/2008	150,000	1.40	121,875
Vice President and Chief Financial Officer
Ryan Watson	5/8/2008	100,000	1.40	81,250
Vice President of Americas Sales and Marketing
Chris Hameister	5/8/2008	50,000	1.40	40,625
Vice President, Asia-Pacific & EMEA Business Operations
Fei Shen	5/8/2008	50,000	1.40	40,625
Vice President China Business Operations

(*)	Valuations based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123(R). The assumptions used with respect to the valuation of option grants are set forth in “RAE Systems Inc. Consolidated Financial Statements — Notes to Financial Statements — Note 10 — Valuation Assumptions.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2008:

OUTSTANDING STOCK OPTIONS AT DECEMBER 31, 2008

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)(*)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date

Robert I. Chen	—	200,000	1.87	4/11/2018
President and Chief Executive Officer
Randall Gausman	108,333	91,667	3.86	10/30/2016
Vice President and Chief Financial Officer	41,666	58,334	2.89	4/19/2017
	—	150,000	1.40	5/8/2018
Ryan Watson	10,625	—	3.15	8/14/2013
Vice President of Americas	5,833	4,167	2.81	8/11/2016
Sales and Marketing	—	100,000	1.40	5/8/2018
Chris Hameister	29,166	20,834	3.22	8/5/2015
Vice President, Asia-Pacific & EMEA	39,583	60,417	3.75	5/17/2016
Business Operations	20,833	29,167	2.89	4/19/2017
	—	50,000	1.40	5/8/2018
Fei Shen	28,718	—	0.08	8/30/2011
Vice President	80,000	—	1.06	5/31/2012
China Business Operations	27,500	12,500	3.07	3/31/2015
	15,833	24,167	3.75	5/17/2016
	41,666	58,334	2.89	4/19/2017
	—	50,000	1.40	5/8/2018

(*)	Each option vests at the rate of 1/4 of the underlying shares on the first anniversary of the date of grant and 1/48 of the shares in each of the next 36 months thereafter.

Option Exercises and Stock Vested During Last Fiscal Year

There were no option exercises or stock vested by our named executive officers during the fiscal year ended December 31, 2008.

Potential Payments upon Termination or Change in Control

We have not entered into employment agreements with any of our NEOs and thus, we have no payment obligations upon termination of employment pursuant to employment agreements. Regardless of the manner in which an NEO’s employment terminates, they are entitled to receive amounts earned during their term of employment. Such amounts include:

•	exercise vested options granted under the Company’s stock option plans subject to the forfeiture rules defined in the respective plans;

•	unused vacation pay; and

•	additional amounts the Board of Directors determines are appropriate.

As noted above, we have not entered into employment agreements with any of the NEOs and thus, have no payment obligations upon a change in control of the Company pursuant to employment agreements.

Pursuant to the 1993 Stock Plan, in the event of a merger of the Company with or into another corporation, outstanding options or stock purchase rights will be assumed or an equivalent option or right substituted by such successor corporation or a parent or subsidiary of same. If outstanding options or stock purchase rights are not assumed or substituted, the options or stock purchase rights terminate as of the date of the closing of the merger.

Pursuant to the 2002 Plan, the Board of Directors, in its sole discretion, in the event of a change in control, may take such actions as it deems appropriate to provide for acceleration of the exercisability and vesting in connection with such change in control of any or all options and shares acquired upon the exercise of such options outstanding under the 2002 Plan.

Pursuant to the 2007 Plan, the Compensation Committee or any other committee of the Board of Directors appointed to administer the 2007 Plan, in its sole discretion, in the event of a change of control, may take such actions as it deems appropriate to provide for acceleration of the exercisability and vesting in connection with such change in control of any or all option and shares acquired upon the exercise of such options outstanding under the 2007 Plan.

Compensation of Directors

The following table sets forth information pertaining to compensation we paid to our outside, independent directors for their service on our Board of Directors and its committees in 2008.

2008 DIRECTOR COMPENSATION

	Fees Earned
	or Paid	Stock
	in Cash	Awards	Option Award	Total
Name	($)(1)	($)(2)	($)(3)	($)

Lyle D. Feisel	18,500	14,000	—	32,500
Neil W. Flanzraich	9,500	70,000	—	79,500
Sigrun Hjelmquist	7,500	14,000	81,250	102,750
James W. Power	21,500	56,000	—	77,500
A. Marvin Strait	26,500	56,000	—	82,500

(1)	Fees earned are based on membership on the board, committee membership, and leadership positions.

(2)	Stock grants were issued to our independent directors in 2008 on a one-time basis in connection with work for a special committee of the Board.

(3)	Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123(R). The assumptions used with respect to the valuation of option grants are set forth in “RAE Systems Inc. Consolidated Financial Statements — Notes to Financial Statements — Note 10 — Valuation Assumptions.”

We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors (Robert Chen and Peter Hsi) are not compensated for Board of Directors services in addition to their regular employee compensation.

Director’s Compensation Plan

On March 28, 2006, the Compensation Committee of the Company’s Board of Directors approved the following compensation arrangements for the Company’s non-employee directors:

	Attendance Fees	Stock Option Award

All Board Members	$1,000 per board meeting	100,000 shares vesting ratably over four years, with renewals for each additional four years of service
Lead Director	—	Additional award of 125,000 shares vesting ratably over four years, with renewals for each additional four years of service
Audit Committee	$500 per committee meeting, plus a $5,000 annual retainer	—
Audit Committee Chair	Additional $5,000 annual retainer	Additional award of 50,000 shares vesting ratably over four years, with renewals for each additional four years of service
Compensation Committee	$250 per committee meeting	—
Compensation Committee Chair	—	Additional award of 10,000 shares vesting ratably over four years, with renewals for each additional four years of service
Nominating and Governance Committee	$250 per committee meeting	—
Nominating and Governance Committee Chair	—	Additional award of 10,000 shares vesting ratably over four years, with renewals for each additional four years of service

Non-employee Director Awards.  The Committee may, from time to time, establish awards to be granted on a periodic, nondiscriminatory basis to all members of our Board of Directors who are not employees of the Company or any parent or subsidiary corporation or other affiliate of the Company. Additional awards may be granted to non-employee directors in consideration of service on one or more committees of the Board, service as chairman of one or more committees of the Board, service as chairman or lead director of the Board or the individual’s initial appointment or election to the Board. Non-employee director awards may be granted at the Committee’s discretion in the form of nonstatutory stock options, stock appreciation rights, restricted stock or restricted stock units having such vesting terms as the administrator determines and other terms and conditions substantially similar to those described above under the applicable type of award. Subject to the following limits, the Committee will determine the numbers of shares for which non-employee director awards are granted. A non-employee director may not be granted in any fiscal year awards under the 2007 Plan for more than 200,000 shares, except that this limit may be increased by up to an additional 100,000 shares in the fiscal year in which the nonemployee director is first appointed or elected to the Board of Directors, by up to an additional 250,000 shares in any fiscal year in which the nonemployee director is serving as chairman or lead director of the Board, and by up to an additional 100,000 shares in any fiscal year for each committee of the Board on which the nonemployee director serves.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain one compensation plan — our 2007 Equity Incentive Plan — that provides for the issuance of our common stock to officers and other employees, directors, and consultants. We formerly maintained a 1993 Stock Plan and 2002 Stock Option Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2008:

			Number of Shares
			Remaining Available
			for Future Issuance
			Under Equity
	Number of Shares		Compensation
	to be Issued	Weighted-Average	Plans [Excluding
	Upon Exercise of	Exercise Price of	Shares Reflected
	Outstanding Options	Outstanding Options	in Column (a)]
Plan Category	(a) (#)	(b) ($)	(c) (#)

Equity compensation plans approved by stockholders(1)	4,193,000	2.55	3,108,000
Equity compensation plans not approved by stockholders(2)	100,000	1.06	—
Total	4,293,000	2.52	3,108,000

(1)	Includes options issued pursuant to RAE Systems Inc. 2007 Equity Incentive Plan, 1993 Stock Plan and 2002 Stock Option Plan.

(2)	Non-plan options issued to our then Board of Directors at the time of the reverse merger with Nettaxi.com.

Material Features of the Non-Stockholder Approved Plans

Non-Plan Stock Options

In 2002, the Company granted certain of its directors non-plan options to purchase an aggregate of 400,000 shares of non-plan restricted stock at a weighted-average exercise price of $0.99. The options vest 25% after one year with the remainder vesting monthly over the following three years and are exercisable over ten years. As of December 31, 2007, the Company had 100,000 non-plan options outstanding with a weighted average exercise price of $1.06 with a remaining contractual life of 4.41 years.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of RAE Systems, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the RAE Systems Inc. annual report on Form 10-K for the fiscal year ended December 31, 2008.

THE COMPENSATION COMMITTEE

Neil W. Flanzraich
Sigrun Hjelmquist
James W. Power
A. Marvin Strait

RELATED PERSON TRANSACTIONS

The Company accounts for its 40% ownership in Renex Technologies Ltd. (“Renex”), a Hong Kong company, following the equity method. The Company’s total investment in Renex at December 31, 2008 and 2007 was $448,000 and $405,000, respectively. The Company recorded an equity interest in gain of Renex of $43,000 and $3,000 for the years ended December 31, 2008 and 2007, respectively, and a loss of $194,000 for the year ended December 31, 2006.

The Company pays a 7.5% royalty to Renex for modems incorporated into certain RAE Systems products. In 2008, 2007 and 2006, the Company made royalty payments amounting to zero, $84,000 and $91,000, respectively. The Company also paid $181,000, $149,000 and $254,000 to Renex for a research project in 2008, 2007 and 2006, respectively.

The Company recorded zero and $1,000 of investment and additional paid in capital in 2008 and 2007, respectively, to properly reflect the carrying value of its investment and its prorated share of the net equity of Renex.

In conjunction with the original and subsequent additional investment in RAE Beijing, unsecured notes payable were established for the previous RAE Beijing shareholders as part of the purchase price agreement in May 2004 and July 2006. As of December 31, 2008 and December 31, 2007, $1,329,000 and $191,000, respectively, were included in current notes payable to related parties and $1,219,000 and $2,370,000, respectively, were included in long term notes payable to related parties.

The notes issued in conjunction with the original RAE Beijing purchase in May 2004 were non-interest bearing and were recorded at net present value using a discount rate of 5.5%. In conjunction with the additional investment in RAE Beijing in July 2006, 11.0 million shares of preferred stock were issued to four shareholders of RAE Beijing. In accordance with FAS 150, these preferred shares were classified as liabilities and were recorded as long-term notes payable to related parties. Although, these preferred shares bear a dividend yield rate of 3% per annum, the notes payable were discounted using a market interest rate of 6.48%.

Scheduled payments of principal under the notes from 2009 through maturity in 2011 are $1,329,000, $609,000 and $610,000, respectively.

In addition to its 40% ownership in Renex, the Company has investments in two distributors of RAE Systems products, RAE Benelux and RAE Spain. The Company owns 10% and 19% of RAE Benelux and RAE Spain, respectively. These investments are accounted for under the cost method.

The Liaoning Group owns a 30% interest in RAE Fushun and is also a supplier to RAE Fushun.

Transactions and balances with the Company’s related parties were as follows:

	Year Ended December 31,				December 31,	December 31,
	2008	2007	2006		2008	2007
	(In thousands)

Sales:				Accounts receivable:
Renex	$282	$228	$91	Renex	$100	$21
RAE Benelux	2,287	1,596	1,041	RAE Benelux	411	287
RAE Spain	604	442	331	RAE Spain	192	202

	$3,173	$2,266	$1,463		$703	$510

Purchases:				Accounts payable:
Liaoning Group	$20	$4,448	$—	Liaoning Group	$72	$566
Renex	677	675	573	Renex	382	411
RAE Benelux	—	—	—	RAE Benelux	—	—
RAE Spain	—	—	—	RAE Spain	—	—

	$697	$5,123	$573		$454	$977

The Company’s Director of Information Systems, Lien Chen, is the wife of our Chief Executive Officer, Robert Chen. Ms. Chen was paid a salary and bonus of $111,000, $96,000 and $103,000 for 2008, 2007 and 2006, respectively. Ms. Chen also receives standard employee benefits offered to all other full-time U.S. employees. Ms. Chen does not report to Robert Chen and compensation decisions regarding Ms. Chen are performed in the same manner as other U.S. employees, with Robert Chen the final approval signatory on compensation recommendations.

Procedures for Approval of Related Person Transactions

Pursuant to our code of business conduct and ethics, adopted by the Board of Directors, our executive officers, directors, and employees, including their immediate family members and affiliates, are prohibited from entering into any relationship, influence or activity that would cause or appear to cause a conflict of interest with such officer’s, director’s or employee’s duties and responsibilities at the Company without prior written approval of the Company’s ethics manager. The code of business conduct and ethics requires that an employee report any potential conflict of interest to such employee’s manager and then obtain written approval of the Company’s ethics manager before participating in such activity. The code of business conduct and ethics is available at the Company’s website at http://www.raesystems.com.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 23, 2009, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table above, and (iv) all of our directors and named executive officers as a group.

Except where otherwise indicated, the address for each of the persons listed the following table is c/o RAE Systems Inc., 3775 North First Street, San Jose, CA 95134.

	Number of Shares
	Beneficially
Beneficial Owner	Owned(1)	Percent

5% Holders:
Kopp Investment Advisors, LLC(2)	6,219,591	10.5%
7701 France Avenue South, Suite 500 Edina, MN 55435
Wellington Management, LLP(3)	5,952,692	10.0%
75 State Street Boston, MA 02109
Named Executive Officers:
Robert I. Chen(4)	15,618,275	26.3%
Randall K. Gausman(5)	219,583	*
Ryan Watson(6)	47,017	*
Fei Shen(7)	267,018	*
Christopher Hameister(8)	160,416	*
Directors:
Keh-Shew Lu	-0-	-0-
Lyle D. Feisel(9)	294,448	*
Sigrun Hjelmquist(10)	145,000	*
James W. Power(11)	122,500	*
Susan Wang	-0-	-0-
Peter C. Hsi(12)	2,903,832	4.9%
Directors and executive officers as a group (14 persons)(13)	20,381,578	33.5%

*	Less than 1%

(1)	Calculated on the basis of 59,350,164 shares of Common Stock outstanding as of March 23, 2009, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after March 23, 2009, are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership. All shares of our common stock subject to currently exercisable options or options exercisable within 60 days after March 23, 2009, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of our common stock as beneficially owned by them.

(2)	Based solely upon a Schedule 13D/A filed with the SEC on behalf of Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, and LeRoy C. Kopp on January 30, 2009.

(3)	Based solely upon a Schedule 13G filed with the SEC by Wellington Management, LLP on February 17, 2009.

(4)	Represents 15,564,109 shares of common stock held jointly between Robert I. and Lien Q.C. Chen; Robert I. and Lien Q.C. Chen Revocable Trust, Robert I. Chen 2001 Annuity Trust UTA dated December 19, 2001; and Lien Q.C. Chen 2001 Annuity Trust UTA dated December 19, 2001 and 54,166 shares subject to options that may be exercised within 60 days after March 23, 2009.

(5)	Represents 5,000 shares owned by Mr. Gausman and 214,583 shares subject to options that may be exercised within 60 days after March 23, 2009.

(6)	Represents 4,517 shares owned by Mr. Watson and 42,500 shares subject to options that may be exercised within 60 days after March 23, 2009.

(7)	Represents 23,717 shares owned by Mr. Shen and 243,301 shares subject to options that may be exercised within 60 days after March 23, 2009.

(8)	Represents 160,416 shares subject to options that may be exercised within 60 days after March 23, 2009.

(9)	Represents 71,948 shares owned by Mr. Feisel and 222,500 shares subject to options that may be exercised within 60 days after March 23, 2009.

(10)	Represents 20,000 shares owned by Ms. Hjelmquist and 125,000 shares subject to options that may be exercised within 60 days after March 23, 2009.

(11)	Represents 40,000 shares owned by Mr. Power and 82,500 shares subject to options that may be exercised within 60 days after March 23, 2009.

(12)	Represents 2,891,332 shares owned by the Hsi Family Trust, Peter C. Hsi and Sandy Hsi, as trustees and 12,500 shares subject to options that may be exercised within 60 days after March 23, 2009.

(13)	Includes 1,538,715 shares subject to options that may be exercised within 60 days after March 23, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with during the year ended December 31, 2008.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2010 Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 26, 2009. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2010 Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than December 26, 2009.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2009 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

David Achterkirchen
Corporate Secretary

April 9, 2009

PROXY
RAE SYSTEMS INC.
PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS
The undersigned, revoking all prior proxies, hereby appoints Robert I. Chen and Randall Gausman, or either of them, with full power of substitution, as proxies to represent and vote as designated in this proxy any and all of the shares of stock of RAE Systems Inc. held or owned by or standing in the name of the undersigned on the company’s books on March 23, 2009, at the Annual Meeting of Stockholders of the company to be held at 9:00 a.m. Pacific Time at the Santa Clara Hilton, located at 4949 Great America Parkway, Santa Clara, California, on May 20, 2009, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.
The undersigned hereby directs and authorizes said proxies, and each of them, or their substitute or substitutes, to vote as specified with respect to the two proposals listed below, or, if no specification is made, to vote in favor thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THREE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
1.	To elect the following three persons as Class I directors to hold office for a three-year term and until their successors are elected and qualified:
☐ FOR all nominees listed below
☐ WITHHOLD AUTHORITY to vote for all nominees listed below
☐ FOR all nominees listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through
Nominees:                     Peter C. Hsi       James W. Power       Susan Wang
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters that may properly come before the meeting or any continuation or adjournment thereof.
The undersigned hereby acknowledges receipt of: (a) a Notice of Annual Meeting of Stockholders of the Company, (b) an accompanying Proxy Statement, and (c) an Annual Report to Stockholders for the fiscal year ended December 31, 2008.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	Dated:	,	2009

(Complete Date)

(Stockholder’s Signature)

(Stockholder’s Signature)

NOTE: Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, either as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.